DERIVED INFORMATION  [3/27/06]

[$1,556,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

1,584,800,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-4

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Top Level Stats	All Loans	MH	2nds	1st lien Bal < 50k	FICO < 500	1st lien FRM Purchase	1st lien FRM Refi	ARM I/O Purchase	ARM I/O Refi	ARM Non I/O Puchase	ARM Non I/O Refi
Total Collateral	1,575,084,318	0	69,812,872	13,043,800	1,163,855	30,951,583	164,240,136	165,697,710	155,378,490	331,528,532	643,267,339
Percent of Deal	100.00%	0.00%	4.43%	0.83%	0.07%	1.97%	10.43%	10.52%	9.86%	21.05%	40.84%
Statistical Cut-Off Date	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006	4/1/2006

Averages by Group
WALA	4	0	5	5	5	4	4	4	4	4	3
FICO	623	0	641	591	478	644	629	658	640	635	599
DTI	40.71%	0.00%	29.58%	33.93%	41.42%	37.71%	39.85%	42.76%	42.39%	40.99%	41.34%
LTV	79.35%	0.00%	99.26%	72.98%	78.63%	81.81%	72.72%	81.25%	80.10%	82.74%	76.47%
CLTV	85.11%	0.00%	99.26%	75.59%	79.94%	90.15%	73.89%	97.22%	85.22%	94.06%	78.64%
Coupon	7.85%	0.00%	10.92%	9.27%	9.89%	8.15%	7.61%	7.14%	7.17%	7.91%	7.84%
Balance	165,398	0	42,056	40,762	116,386	136,954	168,279	274,334	287,206	171,067	198,050

Pct by Group
Prefunded	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Delinquent at closing	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Full Doc %	67.87%	0.00%	89.68%	76.06%	100.00%	74.33%	85.66%	66.64%	76.85%	51.69%	66.92%
Owner Occupied %	93.48%	0.00%	100.00%	75.84%	100.00%	86.97%	94.95%	96.26%	99.02%	89.06%	93.27%
First Lien %	95.57%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Loans w/ MI	1.13%	0.00%	0.00%	0.29%	0.00%	0.53%	1.67%	0.00%	0.00%	1.40%	1.60%
Loans w/ Simult 2nds	30.86%	0.00%	0.00%	14.32%	26.25%	41.06%	7.39%	83.86%	27.91%	60.58%	11.81%
First Time Borrowers	12.77%	0.00%	38.21%	13.04%	54.50%	25.33%	0.03%	36.60%	0.54%	29.92%	0.56%
Stated Docs w/ W2

Stats only for ARMs
Max Rate	13.69%	0.00%	0.00%	15.08%	15.88%	0.00%	0.00%	13.19%	13.19%	13.93%	13.79%
Margin	5.70%	0.00%	0.00%	6.39%	7.14%	0.00%	0.00%	5.40%	5.30%	5.89%	5.76%
Initial Cap	2.76%	0.00%	0.00%	2.89%	3.00%	0.00%	0.00%	2.92%	2.91%	2.74%	2.70%
Periodic Cap	1.07%	0.00%	0.00%	1.04%	1.09%	0.00%	0.00%	1.05%	1.04%	1.09%	1.08%
Avg Reset Freq (mo)	6	0	0	6	6	0	0	6	6	6	6

FICO
< 500	0.08%	0.00%	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
500 - 549	10.26%	0.00%	0.01%	0.21%	0.00%	0.10%	0.86%	0.01%	0.00%	1.07%	8.00%
550 - 599	24.29%	0.00%	0.85%	0.28%	0.00%	0.37%	2.54%	0.74%	1.33%	4.65%	13.54%
600 - 649	35.31%	0.00%	1.90%	0.19%	0.00%	0.68%	3.34%	4.04%	4.90%	7.70%	12.56%
650 - 699	21.26%	0.00%	1.23%	0.10%	0.00%	0.47%	2.47%	3.98%	2.91%	4.82%	5.27%
700 - 749	6.26%	0.00%	0.37%	0.02%	0.00%	0.16%	0.88%	1.23%	0.62%	1.98%	1.01%
750 - 799	2.41%	0.00%	0.08%	0.01%	0.00%	0.18%	0.31%	0.53%	0.10%	0.77%	0.43%
800 +	0.13%	0.00%	0.00%	0.00%	0.00%	0.01%	0.03%	0.00%	0.00%	0.06%	0.03%

DTI
<25	8.83%	0.00%	2.01%	0.19%	0.00%	0.19%	1.27%	0.31%	0.37%	1.60%	2.89%
25 - 29.99	6.02%	0.00%	0.36%	0.11%	0.00%	0.27%	0.76%	0.27%	0.39%	1.32%	2.54%
30 - 34.99	8.91%	0.00%	0.24%	0.12%	0.01%	0.18%	1.05%	0.65%	0.90%	1.59%	4.16%
35 - 39.99	13.22%	0.00%	0.33%	0.14%	0.02%	0.38%	1.26%	1.42%	1.37%	2.94%	5.37%
40 - 44.99	20.13%	0.00%	0.45%	0.11%	0.02%	0.34%	1.81%	2.95%	2.05%	4.48%	7.93%
45 - 49.99	30.61%	0.00%	0.80%	0.13%	0.01%	0.46%	2.57%	4.50%	4.21%	6.92%	11.02%
50 - 54.99	11.28%	0.00%	0.21%	0.03%	0.01%	0.14%	1.52%	0.41%	0.54%	2.13%	6.29%
55 - 59.99	0.94%	0.00%	0.01%	0.01%	0.00%	0.01%	0.17%	0.02%	0.00%	0.07%	0.65%
60 +	0.06%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%	0.00%	0.03%	0.00%	0.00%

LTV
<=60	7.02%	0.00%	0.00%	0.16%	0.00%	0.07%	2.00%	0.01%	0.43%	0.19%	4.16%
60.01 - 65	4.19%	0.00%	0.00%	0.06%	0.01%	0.05%	0.92%	0.07%	0.17%	0.05%	2.87%
65.01 - 70	6.04%	0.00%	0.00%	0.08%	0.01%	0.03%	0.94%	0.03%	0.48%	0.47%	4.01%
70.01 - 75	8.77%	0.00%	0.00%	0.10%	0.00%	0.07%	1.27%	0.24%	1.07%	0.59%	5.44%
75.01 - 80	40.58%	0.00%	0.00%	0.13%	0.02%	1.03%	2.54%	8.29%	4.21%	12.92%	11.44%
80.01 - 85	9.59%	0.00%	0.01%	0.09%	0.04%	0.19%	1.08%	0.69%	1.10%	1.47%	4.93%
85.01 - 90	14.22%	0.00%	0.08%	0.15%	0.00%	0.32%	1.32%	0.91%	1.75%	3.57%	6.12%
90.01 - 95	4.38%	0.00%	0.37%	0.03%	0.00%	0.17%	0.31%	0.29%	0.66%	0.92%	1.63%
95.01 - 100	5.21%	0.00%	3.97%	0.02%	0.00%	0.05%	0.05%	0.00%	0.00%	0.86%	0.26%
> 100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

CLTV
<=60	6.86%	0.00%	0.00%	0.16%	0.00%	0.07%	1.93%	0.01%	0.43%	0.14%	4.12%
60.01 - 65	4.00%	0.00%	0.00%	0.04%	0.01%	0.00%	0.84%	0.02%	0.17%	0.05%	2.87%
65.01 - 70	5.51%	0.00%	0.00%	0.06%	0.01%	0.02%	0.93%	0.02%	0.46%	0.33%	3.67%
70.01 - 75	7.68%	0.00%	0.00%	0.09%	0.00%	0.06%	1.29%	0.05%	0.93%	0.38%	4.88%
75.01 - 80	14.30%	0.00%	0.00%	0.11%	0.02%	0.33%	2.09%	0.37%	1.66%	1.88%	7.84%
80.01 - 85	8.63%	0.00%	0.01%	0.07%	0.02%	0.17%	1.08%	0.14%	1.06%	1.09%	4.99%
85.01 - 90	15.04%	0.00%	0.08%	0.14%	0.02%	0.33%	1.38%	1.19%	1.93%	3.36%	6.60%
90.01 - 95	6.78%	0.00%	0.37%	0.05%	0.00%	0.19%	0.50%	0.72%	1.17%	1.50%	2.27%
95.01 - 100	31.19%	0.00%	3.97%	0.10%	0.00%	0.80%	0.37%	7.99%	2.04%	12.31%	3.61%
> 100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Product
< 2 yr Fixed Term	0.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.02%	0.11%	0.32%
2 yr fixed hybrid	76.39%	0.00%	0.00%	0.51%	0.07%	0.00%	0.00%	9.71%	8.68%	20.17%	37.25%
3 yr fixed hybrid	5.31%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.73%	1.13%	0.68%	2.76%
5 yr or longer hybrid	0.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.04%	0.09%	0.51%
Fixed Rate	17.14%	0.00%	4.43%	0.31%	0.00%	1.97%	10.43%	0.00%	0.00%	0.00%	0.00%

I/O Term
No IO Term	79.22%	0.00%	4.43%	0.83%	0.07%	1.93%	10.06%	0.00%	0.00%	21.05%	40.84%
2 yr	0.09%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.06%	0.00%	0.00%
3 yr	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5 yr	20.69%	0.00%	0.00%	0.00%	0.00%	0.03%	0.36%	10.49%	9.81%	0.00%	0.00%
> 5 yr	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Loan Balance
< 50,000	3.03%	0.00%	2.20%	0.83%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
50,000 - 74,999	4.11%	0.00%	1.06%	0.00%	0.01%	0.25%	0.60%	0.04%	0.00%	1.20%	0.95%
75,000 - 99,999	5.47%	0.00%	0.60%	0.00%	0.01%	0.26%	0.90%	0.13%	0.08%	1.63%	1.86%
100,000 - 199,999	29.56%	0.00%	0.57%	0.00%	0.04%	0.70%	3.79%	1.92%	1.62%	7.22%	13.70%
200,000 - 499,999	48.17%	0.00%	0.00%	0.00%	0.01%	0.52%	4.43%	6.30%	6.37%	9.38%	21.15%
>= 500,000	9.66%	0.00%	0.00%	0.00%	0.00%	0.23%	0.70%	2.13%	1.79%	1.62%	3.18%

Amortization Term
< 15 years	0.03%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%
15 yr	0.73%	0.00%	0.03%	0.07%	0.00%	0.03%	0.59%	0.00%	0.00%	0.00%	0.00%
20 yr	0.44%	0.00%	0.30%	0.00%	0.00%	0.01%	0.13%	0.00%	0.00%	0.00%	0.00%
30 yr	85.09%	0.00%	4.10%	0.74%	0.07%	1.84%	9.35%	10.53%	9.87%	16.04%	32.55%
40 yr	13.71%	0.00%	0.00%	0.00%	0.00%	0.08%	0.30%	0.00%	0.00%	5.02%	8.31%

Maturity Term
< 15 years	0.03%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%
15 yr	2.79%	0.00%	0.90%	0.08%	0.00%	0.20%	1.60%	0.00%	0.00%	0.00%	0.00%
20 yr	0.44%	0.00%	0.30%	0.00%	0.00%	0.01%	0.13%	0.00%	0.00%	0.00%	0.00%
30 yr	96.74%	0.00%	3.22%	0.73%	0.07%	1.76%	8.64%	10.53%	9.87%	21.06%	40.86%
40 yr	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Property Type
Single Family	80.72%	0.00%	3.47%	0.78%	0.07%	1.59%	9.15%	7.64%	8.20%	15.90%	33.93%
PUD	6.85%	0.00%	0.42%	0.00%	0.00%	0.03%	0.46%	1.02%	0.70%	1.47%	2.74%
Multi Family	6.70%	0.00%	0.18%	0.03%	0.00%	0.19%	0.59%	0.69%	0.55%	2.03%	2.43%
Condo, Townhouse	5.72%	0.00%	0.37%	0.02%	0.00%	0.15%	0.23%	1.17%	0.41%	1.64%	1.73%
MH	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Loan Purpose
Purchase	37.17%	0.00%	3.26%	0.33%	0.05%	1.97%	0.00%	10.52%	0.00%	21.05%	0.00%
Cash Out Refi	56.84%	0.00%	0.65%	0.46%	0.02%	0.00%	9.66%	0.00%	8.69%	0.00%	37.36%
Non Cash Out Refi	6.00%	0.00%	0.53%	0.04%	0.00%	0.00%	0.77%	0.00%	1.18%	0.00%	3.48%

Geographic Distribution
AK	0.23%	0.00%	0.01%	0.00%	0.00%	0.00%	0.02%	0.03%	0.03%	0.05%	0.08%
AL	0.68%	0.00%	0.03%	0.04%	0.00%	0.02%	0.11%	0.04%	0.00%	0.25%	0.18%
AR	0.21%	0.00%	0.00%	0.02%	0.00%	0.00%	0.02%	0.00%	0.03%	0.06%	0.07%
AZ	5.44%	0.00%	0.15%	0.00%	0.00%	0.01%	0.47%	0.72%	0.62%	0.90%	2.57%
CA-N	9.09%	0.00%	0.40%	0.01%	0.00%	0.05%	0.66%	1.87%	1.72%	1.26%	3.13%
CA-S	16.38%	0.00%	0.59%	0.00%	0.00%	0.15%	1.45%	2.94%	2.44%	2.96%	5.86%
CO	1.87%	0.00%	0.15%	0.00%	0.00%	0.04%	0.05%	0.41%	0.33%	0.40%	0.48%
CT	0.96%	0.00%	0.03%	0.00%	0.00%	0.03%	0.10%	0.01%	0.03%	0.26%	0.49%
DC	0.63%	0.00%	0.01%	0.00%	0.00%	0.00%	0.04%	0.03%	0.12%	0.01%	0.42%
DE	0.45%	0.00%	0.03%	0.00%	0.00%	0.00%	0.06%	0.07%	0.03%	0.13%	0.14%
FL	12.25%	0.00%	0.30%	0.01%	0.01%	0.30%	1.64%	0.87%	0.85%	3.02%	5.24%
GA	2.05%	0.00%	0.11%	0.01%	0.00%	0.02%	0.11%	0.19%	0.17%	0.70%	0.74%
HI	0.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.05%	0.07%	0.11%
IA	0.33%	0.00%	0.05%	0.01%	0.00%	0.00%	0.05%	0.00%	0.00%	0.08%	0.13%
ID	0.40%	0.00%	0.03%	0.00%	0.00%	0.02%	0.10%	0.03%	0.03%	0.06%	0.14%
IL	4.86%	0.00%	0.16%	0.02%	0.00%	0.07%	0.19%	0.19%	0.37%	1.09%	2.76%
IN	1.09%	0.00%	0.06%	0.03%	0.01%	0.01%	0.08%	0.03%	0.03%	0.37%	0.47%
KS	0.29%	0.00%	0.03%	0.01%	0.00%	0.02%	0.04%	0.01%	0.01%	0.06%	0.11%
KY	0.31%	0.00%	0.02%	0.01%	0.00%	0.03%	0.02%	0.02%	0.03%	0.08%	0.10%
LA	0.86%	0.00%	0.03%	0.03%	0.00%	0.05%	0.11%	0.04%	0.01%	0.37%	0.22%
MA	1.85%	0.00%	0.11%	0.01%	0.00%	0.04%	0.15%	0.12%	0.15%	0.45%	0.82%
MD	4.31%	0.00%	0.14%	0.00%	0.00%	0.02%	0.58%	0.30%	0.50%	0.40%	2.35%
ME	0.31%	0.00%	0.02%	0.01%	0.00%	0.00%	0.12%	0.00%	0.01%	0.04%	0.12%
MI	1.82%	0.00%	0.07%	0.05%	0.01%	0.03%	0.16%	0.03%	0.05%	0.57%	0.85%
MN	1.83%	0.00%	0.20%	0.00%	0.00%	0.02%	0.19%	0.15%	0.10%	0.36%	0.79%
MO	1.32%	0.00%	0.10%	0.05%	0.01%	0.03%	0.14%	0.05%	0.05%	0.40%	0.49%
MS	0.83%	0.00%	0.01%	0.08%	0.01%	0.03%	0.07%	0.04%	0.02%	0.39%	0.17%
MT	0.17%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.01%	0.00%	0.05%	0.06%
NC	1.03%	0.00%	0.05%	0.02%	0.00%	0.02%	0.07%	0.15%	0.03%	0.36%	0.33%
ND	0.03%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%
NE	0.13%	0.00%	0.04%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%	0.02%	0.05%
NH	0.36%	0.00%	0.02%	0.00%	0.00%	0.00%	0.04%	0.01%	0.01%	0.02%	0.26%
NJ	3.52%	0.00%	0.09%	0.00%	0.01%	0.03%	0.32%	0.06%	0.14%	0.47%	2.39%
NM	0.32%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%	0.05%	0.04%	0.08%	0.12%
NV	1.95%	0.00%	0.12%	0.00%	0.00%	0.02%	0.16%	0.52%	0.24%	0.17%	0.71%
NY	4.00%	0.00%	0.22%	0.03%	0.00%	0.16%	0.73%	0.30%	0.46%	0.75%	1.35%
OH	1.58%	0.00%	0.07%	0.06%	0.00%	0.10%	0.28%	0.07%	0.07%	0.36%	0.58%
OK	0.49%	0.00%	0.05%	0.03%	0.00%	0.04%	0.08%	0.04%	0.00%	0.16%	0.08%
OR	1.10%	0.00%	0.07%	0.01%	0.00%	0.00%	0.08%	0.04%	0.06%	0.34%	0.49%
PA	1.61%	0.00%	0.08%	0.05%	0.00%	0.13%	0.18%	0.05%	0.12%	0.32%	0.68%
RI	0.43%	0.00%	0.01%	0.00%	0.00%	0.00%	0.03%	0.06%	0.04%	0.08%	0.21%
SC	0.69%	0.00%	0.04%	0.02%	0.00%	0.00%	0.11%	0.03%	0.03%	0.24%	0.20%
SD	0.07%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.05%	0.00%
TN	0.81%	0.00%	0.06%	0.02%	0.00%	0.04%	0.19%	0.05%	0.03%	0.19%	0.22%
TX	3.65%	0.00%	0.19%	0.09%	0.00%	0.32%	0.52%	0.10%	0.04%	1.66%	0.72%
UT	0.63%	0.00%	0.05%	0.01%	0.00%	0.00%	0.02%	0.03%	0.01%	0.25%	0.27%
VA	3.28%	0.00%	0.11%	0.02%	0.00%	0.03%	0.47%	0.24%	0.40%	0.26%	1.76%
VT	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.01%	0.05%
WA	1.94%	0.00%	0.16%	0.00%	0.00%	0.03%	0.11%	0.45%	0.23%	0.24%	0.71%
WI	0.95%	0.00%	0.07%	0.03%	0.01%	0.02%	0.14%	0.00%	0.03%	0.17%	0.48%
WV	0.23%	0.00%	0.01%	0.00%	0.00%	0.01%	0.03%	0.01%	0.07%	0.02%	0.08%
WY	0.03%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%